                                                                EXHIBIT 99(A)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                  ORCAD, INC.
                                       AT
                              $13.00 NET PER SHARE
                                       BY
                          CDSI ACQUISITION CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF
                          CADENCE DESIGN SYSTEMS, INC.

            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
                 NEW YORK CITY TIME, ON FRIDAY, JULY 16, 1999,
                         UNLESS THE OFFER IS EXTENDED.

                                                                   June 18, 1999

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated June 18, 1999 and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by CDSI Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Cadence Design Systems, Inc., a Delaware corporation ("Cadence"), to purchase all outstanding shares of common stock, $.01 par value (collectively, the "Shares"), of OrCAD, Inc., a Delaware corporation (the "Company"), at a purchase price of $13.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. We are the holder of record of Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares. A tender of Shares may be made only by us as the holder of record and pursuant to your instructions.

    We request instructions as to whether you wish to tender any or all Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

    1.  The tender price is $13.00 per Share, net to the seller in cash.

    2.  The Offer is being made for all outstanding Shares.

    3. This Offer is being made pursuant to the terms of an Agreement and Plan of Merger, dated as of June 14, 1999 (the "Merger Agreement"), by and among the Company, Purchaser and Cadence. The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, following the purchase of Shares pursuant to the Offer and promptly after the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"). The Company will continue as the surviving corporation after the Merger and will be a wholly-owned subsidiary of Cadence.

    4. The Board of Directors of the Company has approved the Offer, the Merger and the other transactions contemplated by the Merger Agreement, has determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company's stockholders and recommends that stockholders of the Company accept the Offer and tender their Shares.

    5. The Offer and withdrawal rights will expire at midnight, New York City time, on Friday, July 16, 1999, unless extended.

    6. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND THE COMPANY TO CONSUMMATE THE OFFER, INCLUDING (1) THERE BEING VALIDLY TENDERED BY THE EXPIRATION DATE AND NOT WITHDRAWN A NUMBER OF SHARES WHICH REPRESENTS AT LEAST SIXTY-SEVEN PERCENT (67%) OF THE AGGREGATE OF (A) THE NUMBER OF SHARES THEN OUTSTANDING AND (B) THE NUMBER OF SHARES THAT ARE, OR WILL, PRIOR TO THE SCHEDULED CLOSING OF THE MERGER, BECOME, SUBJECT TO ISSUANCE UPON THE EXERCISE OF OPTIONS (THE "MINIMUM CONDITION") AND (2) RECEIPT BY PURCHASER AND THE COMPANY OF CERTAIN GOVERNMENTAL AND REGULATORY APPROVALS.

    7. Stockholders who tender Shares will not be obligated to pay brokerage commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please complete, sign and return the form set forth on the reverse side of this letter. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                 TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF
                                  ORCAD, INC.
                                       AT
                              $13.00 NET PER SHARE
                                       BY
                          CDSI ACQUISITION CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF
                          CADENCE DESIGN SYSTEMS, INC.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated June 18, 1999, of CDSI Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Cadence Design Systems, Inc. ("Cadence") and the related Letter of Transmittal, relating to shares of common stock, $.01 par value (collectively, the "Shares"), of OrCAD, Inc., a Delaware corporation.

    This will instruct you to tender to Purchaser the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

NUMBER OF SHARES TO BE
TENDERED:
                                                         SIGN HERE

_____________________ Shares
                                            ____________________________________

                                            ____________________________________

                                                        SIGNATURE(S)

Account Number: ____________________
                                            ____________________________________

                                            PLEASE PRINT NAME(S) AND ADDRESS(ES)
                                            HERE

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

Dated: ______________________ , 1999
                                            ____________________________________

                                            TAX IDENTIFICATION OR SOCIAL
                                            SECURITY NUMBER

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*  Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.